UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

Hartford Funds Exchange-Traded Trust

Lattice Strategies Trust

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From:
Sent:
To:	)
Subject:	TEST I 2 Weeks to Shareholder Meeting: Your Help Is Critical

Hi,

We are now just 2 weeks away from the shareholder meeting, and your support is critical to the success of this important proxy vote related to Wellington Management’s pending acquisition of Hartford Funds.

If you have clients who hold Hartford Funds shares and have not yet voted, we ask that you please encourage them to do so as soon as possible. A simple reminder from a trusted advisor can make a meaningful difference in ensuring their voices are heard and their votes are counted.

Clients can vote quickly and easily using the instructions provided in their proxy materials. Voting today helps avoid additional reminders and outreach while ensuring their participation in this important process.

Our Frequently Asked Questions can help address questions about the proxy vote and what it means for your clients.

Thank you for your partnership and for helping us secure every possible vote.

For additional information, please reach out to the Hartford Funds Sales Desk at 800-456-7526 Or visit hartfordfunds.com.

Proxies may be solicited from a representative of Hartford Funds Management Company, LLC or any affiliate. Information regarding the persons who may be deemed participants in the solicitation, and a description of their direct and indirect interests in the proposals, by security holdings or otherwise, is included in the definitive proxy statement and other relevant materials filed with the SEC. A copy of the definitive proxy statement can be found at hartfordfunds.com/proxy2026statement.

Forward-Looking Statements. Certain statements in this communication are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from those expressed or implied. Forward-looking statements include, among other things, statements regarding the proposed acquisition of Hartford Funds by Wellington Management, the expected timing and completion of the transaction, the outcome of the shareholder vote and required regulatory and fund approvals, and the anticipated effects and benefits to shareholders and statements regarding the anticipated continuity of each Fund’s investment objective, strategies, fees, and portfolio management team following completion of the transaction. There can be no assurance that the proposed transaction will be completed, or that it will be completed on the currently anticipated terms or timing. Neither Hartford Funds nor Wellington Management undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Mutual funds are distributed by Hartford Funds Distributors, LLC (HFD), Member FINRA. ETFs are distributed by ALPS Distributors, Inc. (ALPS). Advisory services may be provided by Hartford Funds Management Company, LLC (HFMC) or its wholly owned subsidiary, Lattice Strategies LLC (Lattice). Certain funds are sub-advised by Wellington Management Company LLP and/or Schroder Investment Management North America Inc (SIMNA). Schroder Investment Management North America Ltd. (SIMNA Ltd) serves as a secondary sub-adviser to certain funds. HFMC, Lattice, Wellington Management, SIMNA, and SIMNA Ltd. are all SEC registered investment advisers. Hartford Funds refers to HFD, HFMC, and Lattice, which are not affiliated with any sub-adviser or ALPS. HFD, 690 Lee Road, Wayne, PA 19087, 1-610-386-4088.

This email message may constitute a commercial electronic mail message under the CAN-SPAM Act of 2003.

This email was sent to info@hartfordfunds.com.

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